UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 10, 2024 (the “Closing Date”), Sight Sciences, Inc. (the “Company”) consummated the drawdown of the $5.0 million Tranche 1(b) Term Loan Advance (the “Tranche Loan”) contemplated by that certain Loan and Security Agreement (the “Loan Agreement”) by and among the Company, Hercules Capital, Inc. (“Hercules”) and certain affiliates of Hercules (collectively with Hercules, the “Lenders”). The Loan Agreement provides for a senior secured term loan facility in the aggregate original principal amount of up to $65.0 million (the “Term Loan Facility”). Upon consummation of the Tranche Loan, the aggregate principal amount of borrowings under the Loan Agreement was $40.0 million.

The Term Loan Facility has a maturity date of July 1, 2028 (the “Maturity Date”). Upon repayment of the balance under the Term Loan Facility (whether at Maturity Date or upon earlier prepayment), the Company is required to pay an exit fee equal to 5.95% of the funded amounts under the Term Loan Facility. The Term Loan Facility will accrue interest at a floating annual rate based on the greater of (i) 10.35%, or (ii) the Wall Street Journal prime rate plus 2.35%. Accrued interest on the Term Loan Facility is payable monthly in arrears.

The proceeds of the Tranche Loan are intended to be used for general corporate purposes. The decision to consummate the Tranche Loan drawdown is consistent with the Company’s capitalization strategy under which it plans to continue to achieve cash flow breakeven without the need to raise additional equity capital.

The Loan Agreement was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2024.

Item 3.02. Unregistered Sales of Equity Securities

On the Closing Date, as contemplated by the Loan Agreement, the Company issued warrants to the Lenders to purchase that aggregate number of shares of the Company’s common stock, par value $0.001 per share (“common stock”), equal to two percent (2.0%) of the principal amount of the Tranche Loan, or $0.1 million, divided by the volume-weighted average price of the common stock for the five-day period preceding the Closing Date.

Each warrant is exercisable for seven years from its date of issuance and tradeable in accordance with the provisions of Rule 144 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sight Sciences, Inc.

Date:	December 11, 2024	By:	/s/ Alison Bauerlein
Chief Financial Officer